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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EGGHEAD.COM, INC.
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               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share of Egghead.com, Inc. ("Egghead"), and options to acquire Egghead common stock.
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     (2) Aggregate number of securities to which transaction applies:
         Up to 30,787,980 shares of Egghead common stock and 3,356,582 shares of Egghead common stock subject to options and purchase rights.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $43,291 was calculated pursuant to Rule 0-11(c)(1)
         of the Exchange Act, by multiplying 1/50 of 1% of the value of the Egghead common stock to be received by Onsale, Inc., in the transaction. The value of the Egghead common stock was determined to be $216,454,416 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the average high and low prices of Egghead common stock reported on the Nasdaq Market.
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     (4) Proposed maximum aggregate value of transaction: $216,454,416

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     (5) Total fee paid: $43,291

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A
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     (3) Filing Party: N/A
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     (4) Date Filed: N/A
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Notes:
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                                 PRESS RELEASE

FOR IMMEDIATE RELEASE   CONTACT:
                        Brian K. Fawkes       John D. Hough
                        Onsale, Inc.          Egghead.com, Inc.
                        (650) 470-2713        (206) 448-7631
                        bfawkes@onsale.com    jdhough@ibm.net
                        ------------------    ---------------



        ONSALE AND EGGHEAD SET DATE FOR SHAREHOLDERS MEETING ON MERGER


MENLO PARK, CA AND VANCOUVER, WA, September 29, 1999 - Onsale, Inc. (Nasdaq:
ONSL) and Egghead.com, Inc. (Nasdaq: EGGS) today announced that special shareholders meetings to vote on the merger of the two companies are scheduled for November 4, 1999. The companies announced the signing of a definitive merger agreement on July 14, 1999.

The meeting for Onsale shareholders will take place at the company's headquarters in Menlo Park, California. The meeting for Egghead shareholders will take place at the Hilton Garden Inn in Portland, Oregon.

The merger will be effected by exchanging .565 shares of Onsale for each outstanding share of Egghead.com, resulting in current Egghead.com shareholders owning approximately 47 percent of the combined company.

Executives and directors of both companies have agreed to vote their shares in favor of the proposed transaction. "One of Egghead.com's largest shareholders, Vulcan Ventures, the investment organization of Paul G. Allen, is supportive of this transaction and has agreed to vote in favor of it," said George Orban, Egghead.com's chairman and CEO.

The combined company, to be renamed Egghead.com, will be headquartered in Menlo Park, California, with operations there and in Vancouver, Washington.

About Onsale

Onsale (Nasdaq: ONSL) is a leading Internet real-time retailer providing low prices and personalized service through automation. Onsale atCost(TM) offers computer equipment at wholesale prices directly to businesses and consumers. Onsale atAuction(TM) offers bargains on excess merchandise and services through online auctions, such as personal computers, consumer electronics, sports and fitness equipment, and vacation packages. Onsale atCost and Onsale atAuction are located on the World Wide Web at www.onsale.com.

About Egghead.com

Egghead.com is a leading online retailer of current version and "off-price" personal computer hardware, software, peripherals and accessories. In addition to computer-related products, Egghead.com sells consumer electronics and other consumer and business goods. Egghead operates virtual superstores for computer hardware, software and off-price goods, and online auctions at www.egghead.com.
                                 #     #     #

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(c)1999 Onsale, Inc. All Rights Reserved.

Onsale is a registered trademark and Onsale atAuction and Onsale atCost are trademarks of Onsale, Inc. All other companies and their brand names mentioned are trademarks or registered trademarks of their respective holders.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to significant risks and uncertainties that may cause results to vary from expectations. These include: the possibility that the merger will not be completed or will be delayed, for example by difficulties in obtaining shareholder votes; difficulties associated with integrating the two companies after a merger, including diversion of management time, unexpected loss of personnel or expenses; and the risk that the expected benefits of the merger will not be obtained. These and other risks and uncertainties are described in Onsale's registration statement on Form S-4 relating to the merger, and in Onsale's and Egghead.com's other respective reports, on file with the SEC.

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